As filed with the Securities and Exchange Commission on September 25, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARIS MINING CORPORATION

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1040	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

Suite 2400 - 1021 West Hastings St.,

Vancouver, BC, Canada

V6E 0C3

Tel: (604) 417-2574

(Address and Telephone Number of Registrant’s Principal Executive Offices)

CT Corporation

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Name, Address (Including Zip Code) and Telephone Number

(Including Area Code) of Agent for Service of Process in the United States)

Copies to:

Ashley Baker Suite 2400 - 1021 West Hastings St., Vancouver, British Columbia V6E 0C3 (604) 764-5870	Adam M. Givertz Christian G. Kurtz Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Tel: (212) 373-3000	Georald Ingborg Fasken Martineau DuMoulin LLP Suite 2900 - 550 Burrard Street, Vancouver, British Columbia V6C 0A3 (604) 671-3899

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	at some future date (check appropriate box below)

		1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

		2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

		3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

		4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue	September 25, 2024

Common Shares

Debt Securities

Convertible Securities

Warrants

Subscription Receipts

Units

Aris Mining Corporation (“Aris Mining” or the “Company”) may offer and issue from time to time common shares of the Company (“Common Shares”), debt securities (“Debt Securities”), securities convertible into or exchangeable for Common Shares and/or other securities (“Convertible Securities”), warrants to purchase Common Shares or Debt Securities (collectively, “Warrants”), subscription receipts (“Subscription Receipts”), or units comprised of one or more of the other securities described in this prospectus (“Units”) (all of the foregoing collectively, the “Securities”) or any combination thereof during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). In addition, Securities may be offered in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash and any other terms specific to the Common Shares being offered; (ii) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, the interest provisions, the authorized denominations, the offering price, whether the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, whether the debt is senior or subordinated to the Company’s other liabilities and obligations, whether the Debt Securities will be secured by any of the Company’s assets or guaranteed by any other person and any other terms specific to the Debt Securities being offered; (iii) in the case of Convertible Securities, the number of Convertible Securities offered, the offering price, the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities and any other specific terms; (iv) in the case of Warrants, the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Common Shares and/or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, the currency in which the Warrants are issued and any other terms specific to the Warrants being offered; (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the procedures for the exchange of the Subscription Receipts for Common Shares, Debt Securities, Warrants, and/or Units as the case may be, and any other terms specific to the Subscription Receipts being offered;

and (vi) in the case of Units, the number of Units offered, the offering price of the Units, the number, designation and terms of the Securities comprising the Units and any procedures that will result in the adjustment of those numbers and any other specific terms applicable to the offering of Units. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

An investment in the Securities is speculative and involves a high degree of risk. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company. See “Risk Factors” in this Prospectus, in the Company’s Annual Information Form for the year ended December 31, 2023, which is incorporated by reference in this Prospectus, and in all other documents incorporated by reference in this Prospectus under the heading “Risk Factors” or “Risks and Uncertainties”, which include a discussion of risks that could cause actual results to differ significantly from Aris Mining’s current expectations.

The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “ARIS” and on the NYSE American LLC (the “NYSE American”) under the symbol “ARMN”. On September 24, 2024, the last trading day on the TSX and the NYSE American prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was C$6.54 and the closing price of the Common Shares on the NYSE American was US$4.86. The outstanding warrants exercisable for one-half of one Common Share per warrant at any time prior to July 29, 2025 at an exercise price of C$2.75 per warrant (for an effective exercise price of C$5.50 per whole Common Share) are listed on the TSX under the symbol “ARIS.WT.A” (the “2025 Warrants”). On September 24, 2024, the last trading day on the TSX prior to the date of this Prospectus, the closing price of the 2025 Warrants on the TSX was C$0.70. The outstanding 6.875% senior unsecured notes of the Company due on August 9, 2026 are listed on the Singapore Exchange Limited (the “SGX”) under the symbols “DCWB” and “GNDB” (the “2026 Unsecured Notes”). On September 24, 2024, the last trading day on the SGX prior to the date of this Prospectus, the closing price of the 2026 Unsecured Notes on the SGX was US$99.625 with respect to the 2026 Unsecured Notes issued pursuant to Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and US$99.450 with respect to the 2026 Unsecured Notes issued pursuant to Rule 144A under the U.S. Securities Act. The outstanding 7.5% senior secured gold-linked notes of Aris Mining Holdings Corp., a wholly owned subsidiary of Aris Mining, due on August 26, 2027 are listed on the Cboe Canada stock exchange, formerly the Neo Exchange Inc (the “CBOE”) under the symbol “AMNG.NT.U” (the “2027 Aris Holdings Notes”). On September 24, 2024, the last trading day on the CBOE prior to the date of this Prospectus, the closing price of the 2027 Aris Holdings Notes on the CBOE was US$142.50.

There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this Prospectus. This may affect the pricing of these Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, the Convertible Securities, the Warrants and the Subscription Receipts will not be listed on any securities exchange.

This Prospectus does not qualify the issuance of Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests, including, for example, an equity or debt security, or a statistical measure of economic or financial performance (including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items).

Aris Mining is a foreign private issuer under United States securities laws and is permitted under the multijurisdictional disclosure system adopted by the United States and Canada to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Aris Mining has prepared its financial statements incorporated herein by reference in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) which is incorporated within Part 1 of the CPA Canada Handbook—Accounting. Thus, they may not be comparable to the financial statements of United States companies.

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Prospective investors should be aware that the acquisition of securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The ability of investors to enforce civil liabilities under United States federal securities laws may be affected adversely because Aris Mining is incorporated in Canada, most of Aris Mining’s officers and directors and most of the experts named in this Prospectus are not residents of the United States, and all of Aris Mining’s assets and all or a substantial portion of the assets of such persons are located outside of the United States. See “Enforceability of Civil Liabilities by U.S. and Canadian Investors”.

NONE OF THE CANADIAN SECURITIES REGULATORY AUTHORITIES, THE SEC NOR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined below). See “Well-Known Seasoned Issuer”. All information permitted under applicable law, including as permitted under the WKSI Blanket Orders, to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. The Company may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, agents or selling securityholders involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

In connection with any offering of Securities, unless otherwise specified in a Prospectus Supplement, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Our head office is located at Suite 2400, 1021 West Hastings Street, Vancouver, British Columbia, Canada, V6E 0C3 and our registered office is located at Suite 2900, 550 Burrard Street, Vancouver, British Columbia, Canada, V6C 0A3.

Investors should rely only on the information contained or incorporated by reference in the Prospectus and any applicable Prospectus Supplement. The Company has not authorized anyone to provide investors with different or additional information. If anyone provides investors with different or additional information, investors should not rely on it. The Company is not making an offer to sell or seeking an offer to buy Securities in any jurisdiction where the offer or sale is not permitted. Investors should assume that the information contained in the Prospectus and any applicable Prospectus Supplement is accurate only as at the date of those documents and that information contained in any document incorporated by reference is accurate only as at the date of that document, regardless of the time of delivery of the Prospectus and any applicable Prospectus Supplement or of any sale of the Securities. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

- iii -

FORWARD-LOOKING STATEMENTS

Certain of the statements made and information provided in this Prospectus, including any documents incorporated by reference herein, are forward-looking statements or information within the meaning of applicable Canadian securities laws and the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained or incorporated by reference in this Prospectus including, but not limited to, statements related to those items listed below, constitute forward-looking information. Forward-looking information involves known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the forward-looking information contained herein. Often, these forward-looking statements and forward-looking information can be identified by the use of words such as “aims”, “anticipates”, “assumes”, “believes”, “budget”, “committed”, “continue”, “plans”, “project”, “endeavors”, “ensures”, “estimates”, “expects”, “focus”, “forecasts”, “forward”, “guidance”, “intends”, “likely”, “opportunity”, “outlook”, “pending”, “possible”, “potentially”, “predicts”, “proposed”, “scheduled”, “seeks”, “strives”, “targets” or variations of such words and phrases or statements that certain actions, events or results “can”, “could”, “generally”, “may”, “might”, “should”, “will” or “would” occur or be achieved and any other similar terminology.

Forward-looking statements or information include, but are not limited to, statements or information with respect to:

•	the nature of the Company’s mineral reserves and resources;

•	the realization of the Company’s mineral reserves and resources;

•

the costs, plans, timing and expected benefits related to the development and expansion, as applicable, of (a) the Segovia Operations (as defined below), (b) the Toroparu Project (as defined below), (c) the Marmato Mine (as defined below), (d) the PSN (as defined below) and (e) the Juby Project (as defined below);

•

the results of future production, including the 2024 annual production and cost guidance, and expectations of meeting such guidance and the Company’s future financial and operating performance generally;

•	the expected increase of gold production to 500,000 ounces in 2026;

•	supply and demand for gold, silver and copper;

•	the ability of the Company to raise capital and limitations on access to sources of financing on competitive terms which are in compliance with existing debt covenants;

•	expectations regarding the Company’s ability to continually add to mineral resources and reserves through acquisitions, exploration and development;

•	exploration results;

•	completion of any new technical reports, including timing thereof;

•	treatment and legal proceedings under governmental regulatory regimes, labour, environmental and tax laws;

•	human rights, diversity and other social and environmental matters;

•	the ability of the Company to obtain new permits, licenses and extensions of its existing licenses;

•	stability of economic and political conditions in Colombia and Guyana, generally;

•	capital expenditure programs and the timing and method of financing such programs;

•	risk factors affecting the Company’s business; and

•	our strategy, plans and goals, including our proposed exploration, development, construction, permitting and operating plans and priorities, related timelines and schedules.

Forward-looking statements or information is based on a number of assumptions that management considers reasonable; however, if such assumptions prove to be inaccurate, then actual results, activities, performance or achievements may be materially different from those described in the forward-looking statements or information. These include assumptions concerning the following:

•	that regulatory licenses, permits and authorizations will be maintained;

•	future prices for gold, silver and copper;

•	future currency exchange and interest rates;

•	future prices for natural gas, fuel, oil, electricity and other key supplies or inputs;

•	the Company’s ability to generate sufficient cash flow from operations and capital markets to meet its future obligations and continue as a going concern;

•	there not being any significant disruption affecting operations, whether due to labour disruptions, supply disruptions, power disruptions, damage to equipment or otherwise;

•	the Company’s ability to obtain the necessary permits, including but not limited to, environmental and mining permits to properly develop, operate and expand current and future projects;

•	political developments in any jurisdiction in which the Company operates being consistent with the Company’s current expectations;

•	the validity of its existing title to property and mineral claims;

•	experts retained by the Company, technical and otherwise, being appropriately reputable and qualified;

•	the viability, economically and otherwise, of maintaining, developing and expanding the Segovia Operations;

•	the viability, economically and otherwise, of maintaining current operations at the Upper Mine (as defined below) and constructing the Lower Mine (as defined below);

•	the viability, economically and otherwise, of developing the PSN;

•	the viability, economically and otherwise, of developing the Toroparu Project;

•	the viability, economically and otherwise, of exploring and developing the Juby Project;

•	the Company’s ability to obtain qualified staff and equipment in a timely and cost-efficient manner to meet the Company’s demand; and

•	the impact of acquisitions, dispositions, suspensions or delays on the Company’s business.

In addition, except where otherwise stated, Aris Mining has assumed a continuation of existing business operations on substantially the same basis as exists at the time of this Prospectus.

Forward-looking statements or information is subject to known and unknown risks, uncertainties and other important factors that may cause actual results, activities, performance or achievements to be materially different from those described in the forward-looking statements or information. These risks, uncertainties and other factors include, among others:

•	local environmental and regulatory requirements and delays in obtaining required environmental and other licenses, including delays associated with local communities and indigenous peoples;

•

changes in national and local government legislation, taxation, controls, regulations and political or economic developments in Canada, Colombia, or Guyana, or other countries in which the Company does business or may carry on business in the future;

•

uncertainties and hazards associated with gold exploration, development and mining, including but not limited to, environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding, gold doré losses, blockades and operational stoppages;

•	risks associated with tailings management, including at the Segovia Operations and the Marmato Mine;

•	economic and political risks associated with operating in foreign jurisdictions, including emerging country risks, exchange controls, expropriation risks, political instability and corruption;

•	risks associated with capital and operating cost estimates;

•	dependence of operations on construction and maintenance of adequate infrastructure;

•	fluctuations in foreign exchange or interest rates and stock market volatility;

•	operational and technical problems;

•	the Company’s ability to maintain good relations with employees and labour unions;

•	the Company’s ability to maintain good relations with internal and external contract mining partners;

•	reliance on key personnel;

•	litigation risks;

•	competition for, among other things, capital, and the acquisition of mining properties, undeveloped lands and skilled personnel;

•	uncertainties relating to title to property and mineral resource and mineral reserve estimates;

•	risks associated with acquisitions and integration;

•	risks associated with the Company’s ability to meet its financial obligations as they fall due;

•	volatility in the price of gold, silver, copper or certain other commodities relevant to the Company’s operations, such as diesel fuel and electricity;

•	risks that the Company’s actual production may be less than is currently estimated;

•

risks associated with servicing the Company’s indebtedness and additional funding requirements for exploration, operational programs or expansion properties, as well as to complete any large scale development projects;

•	risks associated with general economic factors, including ongoing economic conditions, investor sentiment, market accessibility and market perception;

•

risks associated with secured debt, including the ability of secured creditors to enforce any judgments in an insolvency proceeding, any fluctuations in the value of collateral securing debt and the interpretation and enforcement of bankruptcy and insolvency laws of Canada and Colombia;

•	changes in the accessibility and availability of insurance for mining operations and property;

•	environmental, sustainability and governance practices and performance;

•	risks associated with climate change;

•	risks associated with the reliance on experts outside of Canada;

•	costs associated with the decommissioning of the Company’s mines and exploration properties;

•	pandemics, epidemics and public health crises;

•	potential conflicts of interest among the directors of the Company;

•	uncertainties relating to the enforcement of civil labilities and service of process outside of Canada;

•	risks associated with maintaining adequate cyber-security measures;

•	risks associated with operating a joint venture;

•	volatility of the Company’s stock price;

•	the Company’s obligations as a public company;

•	the Company’s ability to pay dividends in the future;

and those risk factors discussed under the heading “Risk Factors” in this Prospectus, as well as the risks, uncertainties and other factors referred to in the AIF (as defined below), the cautionary statements made in the “Risks and Uncertainties” section of the Annual MD&A (as defined below), and any other documents incorporated by reference under the heading “Risk Factors” or “Risks and Uncertainties”, as applicable, which include a discussion of material and other risks that could cause actual results to differ significantly from Aris Mining’s current expectations. Readers are cautioned that the foregoing lists of factors are not exhaustive.

Forward-looking information is designed to help you understand management’s current views of Aris Mining’s near and longer term prospects, and it may not be appropriate for other purposes. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, you should not place undue reliance on the forward-looking information contained herein.

Aris Mining will not necessarily update this information unless it is required to do so by applicable securities laws. All forward-looking information in this Prospectus or any applicable Prospectus Supplement and the documents incorporated by reference in this Prospectus or any applicable Prospectus Supplement is qualified by these cautionary statements.

This Prospectus, including the documents incorporated by reference in this Prospectus, contains information that may constitute future-orientated financial information or financial outlook information (collectively, “FOFI”) about the Company’s prospective financial performance, financial position or cash flows, all of which is subject to the same assumptions, risk factors, limitations and qualifications as set forth above. Readers are cautioned that the assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise or inaccurate and, as such, undue reliance should not be placed on FOFI. The Company’s actual results, performance and achievements could differ materially from those expressed in, or implied by, FOFI. The Company has included FOFI in order to provide readers with a more complete perspective on the Company’s future operations and management’s current expectations relating to the Company’s future performance. Readers are cautioned that such information may not be appropriate for other purposes. Aris Mining will not necessarily update this information unless it is required to do so by applicable securities laws.

GENERAL MATTERS

Unless otherwise noted or the context otherwise indicates, “Aris Mining”, the “Company”, “we”, “our” or “us” refers to Aris Mining Corporation and its direct and indirect subsidiaries.

We prepare our financial statements in conformity with IFRS and present such financial statements in United States dollars. All dollar amounts in this Prospectus are expressed in United States dollars, except as otherwise indicated. References to “$”, or “US$” are to United States dollars and references to “C$” are to Canadian dollars.

Market data and certain industry forecasts used in this Prospectus or any applicable Prospectus Supplement and the documents incorporated by reference in this Prospectus or any applicable Prospectus Supplement were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

The Securities being offered for sale under this Prospectus may only be sold in those jurisdictions in which offers and sales of the Securities are permitted. This Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful. The information contained in this Prospectus is accurate only as at the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.

EXCHANGE RATE INFORMATION

The following table sets forth, for each of the periods indicated, the high, low and average daily exchange rates and the daily rate of exchange at the end of the period for C$1.00 in terms of United States dollars, as reported by the Bank of Canada.

	Year ended December 31,			Six months ended June 30,
	2021	2022	2023	2024
Rate at the end of period	$0.7888	$0.7383	$0.7561	$0.7306
Average rate during period	$0.7980	$0.7692	$0.7410	$0.7361
Highest rate during period	$0.8306	$0.8031	$0.7617	$0.7510
Lowest rate during period	$0.7727	$0.7217	$0.7207	$0.7235

On September 24, 2024, the Bank of Canada daily rate of exchange for the purchase of C$1.00 using United States dollars was $0.7425.

NON-GAAP FINANCIAL MEASURES

In this Prospectus, including the documents incorporated or deemed incorporated by reference herein, we use the terms “cash costs”, “cash costs per ounce (oz) sold”, “all-in sustaining cost” (“AISC”), “AISC per oz sold”, “earnings before interest, taxes, depreciation and amortization” or “EBITDA”, “adjusted net earnings”, “adjusted net earnings per share” and “sustaining and non-sustaining capital expenditures”, which are considered “non-GAAP financial measures”, “non-GAAP ratios”, “supplementary financial measures” or “capital management measures” (as such terms are defined in National Instrument 52-112 – Non-GAAP and Other Financial Measures Disclosure). Aris Mining believes these measures, while not a substitute for measures of performance prepared in accordance with IFRS, provide investors an improved ability to evaluate the underlying performance of the Company. These measures do not have any standardized meaning prescribed under IFRS and therefore may not be comparable to the information provided by other issuers. These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS.

See “Non-IFRS and Other Financial Measures” in the AIF, “Non-IFRS Measures” in the Annual MD&A and “Non-GAAP Financial Measures” in the Interim MD&A (as defined below) for an explanation of these measures.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar regulatory authorities in each of the provinces in Canada and filed with, or furnished to, the United States Securities and Exchange Commission (“SEC”) in the United States. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Company’s Corporate Secretary at Suite 2400, 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3, at corporatesecretary@aris-mining.com or by telephone at (604) 764-5870. Additionally, prospective investors may read and download any public document we have filed with the various securities commissions or similar authorities in each of the provinces of Canada on SEDAR+ at www.sedarplus.ca and the documents we have filed with, or furnished to, the SEC on the EDGAR website at www.sec.gov.

The following documents, filed by the Company with the securities commissions or similar regulatory authorities in all of the provinces of Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference and form an integral part of this Prospectus:

(i)

the annual audited consolidated financial statements of the Company, the notes thereto and the report of the independent registered public accounting firm thereon for the fiscal years ended December 31, 2023 and December  31, 2022 (the “Annual Financial Statements”)

(ii)	the management’s discussion and analysis of the results of operations and financial condition for the Company for the fiscal year ended December 31, 2023 (the “Annual MD&A”);

(iii)	the interim unaudited condensed consolidated financial statements of the Company for the three and six month periods ended June 30, 2024 and June 30, 2023 (the “Interim Financial Statements”),

(iv)	the management’s discussion and analysis of the results of operations and financial condition for the Company for the three and six month periods ended June 30, 2024 (the “Interim MD&A”);

(v)	the Annual Information Form of the Company dated March 6, 2024 for the fiscal year ended December 31, 2023 (the “AIF”); and

(vi)	the Management Information Circular of the Company dated April 3, 2024 prepared in connection with the annual meeting of shareholders of the Company held on May 16, 2024.

Any document of the type referred to in the preceding paragraph and any interim financial statements, material change reports (excluding confidential reports) or other document of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus filed by the Company with a securities commission or similar regulatory authority in Canada after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus. In addition, to the extent any such document is included in any report on Form 6-K furnished to the SEC or in any report on Form 40-F filed with the SEC, such document shall be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part (in the case of any report on Form 6-K, if and to the extent expressly set forth in such report). In addition, the Company may incorporate by reference into the registration statement on Form F-10 of which this Prospectus forms a part, information from documents that the Company files with or furnishes to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), to the extent that such documents expressly so state. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

One or more Prospectus Supplements containing the specific variable terms for an issue of Securities and other information in relation to those Securities will be delivered or made available to purchasers of such Securities together with this Prospectus to the extent required by applicable securities laws and shall be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently-filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed in its unmodified or superseded form to constitute part of this Prospectus.

Upon our filing of a new annual information form and the related annual financial statements and management’s discussion and analysis with applicable securities regulatory authorities in Canada, and with the SEC, during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and management’s discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of our securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities in Canada, and with the SEC, during the duration of this Prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of securities under this Prospectus.

FINANCIAL INFORMATION

The financial statements of the Company included or incorporated by reference herein and in any Prospectus Supplement are reported in United States dollars. Aris Mining’s financial statements included or incorporated by reference in this Prospectus are prepared in accordance with IFRS, which differs from accounting principles generally accepted in the United States (“U.S. GAAP”). The SEC has adopted rules to allow foreign private issuers, such as Aris Mining, to prepare and file financial statements prepared in accordance with IFRS without reconciliation to U.S. GAAP. Accordingly, we will not be providing a description of the principal differences between U.S. GAAP and IFRS. Unless otherwise indicated, all financial information contained and incorporated or deemed incorporated by reference in this Prospectus and any Prospectus Supplement is presented in accordance with IFRS. As a result, our financial statements and other financial information included or incorporated by reference in this Prospectus and any Prospectus Supplement may not be comparable to financial statements and financial information of United States companies.

AVAILABLE INFORMATION

The Company files reports and other information with the securities commissions and similar regulatory authorities in each of the provinces of Canada. These reports and information are available to the public free of charge under the Company’s profile on SEDAR+ at www.sedarplus.ca.

The Company is concurrently filing with the SEC a registration statement (the “Registration Statement”) on Form F-10 under the U.S. Securities Act relating to the Securities. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement pursuant to the rules and regulations of the SEC. Information omitted from this Prospectus but contained in the Registration Statement is available on the SEC’s website under the Company’s profile at www.sec.gov. Please refer to the Registration Statement and exhibits for further information.

The Company is subject to the reporting requirements of the U.S. Exchange Act as the Common Shares are registered under Section 12(b) of the U.S. Exchange Act. Accordingly, the Company is required to publicly file reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by Canada and the United States, the Company is permitted to prepare such reports and other information in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. In addition, as a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.

Investors may read and download the documents the Company has filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. Investors may read and download any public document that the Company has filed with the securities commissions or similar regulatory authorities in Canada at www.sedarplus.ca.

CAUTIONARY NOTE FOR UNITED STATES INVESTORS

This Prospectus has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ in certain material respects from the disclosure requirements promulgated by the SEC. For example, the terms “mineral reserve”, “proven mineral reserve”, “probable mineral reserve”, “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in the disclosure requirements promulgated by the SEC. Accordingly, information contained in this Prospectus, including the documents incorporated by reference herein, may not be comparable to similar information made public by United States companies reporting pursuant to SEC disclosure requirements.

ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. AND CANADIAN INVESTORS

The Company is a corporation existing under the Business Corporations Act (British Columbia) (“BCBCA”). All of the Company’s directors except Daniela Cambone and all of the experts named in the Prospectus, except David Bird, Kevin Gunesch, Vladimir Ugorets, Mark Allan Willow, David Hoekstra, Fredy Henriquez, Eric Olin, Joanna Poeck, Brian Prosser, Anton Chan and Benjamin Parsons reside outside the United States, and all or a substantial portion of their assets, and all of the Company’s assets, are located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for purchasers of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for purchasers of Securities who reside in the United States to realize upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

The Company will file with the SEC, concurrently with its Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company is appointing CT Corporation System, 28 Liberty Street, New York, New York 10005 as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving the Company in a United States court arising out of, related to, or concerning any offering of Securities under this Prospectus and the applicable Prospectus Supplement.

Neil Woodyer, Chief Executive Officer and a director of the Company, and Daniela Cambone, Mónica de Greiff, Attie Roux, Gonzalo Hernández Jiménez, and Germán Arce Zapata, each directors of the Company, reside outside of Canada and each has appointed the following agent for service of process:

Name and Address of Agent
Aris Mining Corporation Suite 2400 – 1021 W. Hastings Street Vancouver, British Columbia V6E 0C3

In addition, Cornelius Lourens, Inivaldo Diaz, Maria Muñoz, Ekow Taylor, Dr. John Willis, Chris Bray, David Bird, Kevin Gunesch, Vladimir Ugorets, Mark Allan Willow, David Hoekstra, Fredy Henriquez, Eric Olin, Joanna Poeck, Brian Prosser, Anton Chan and Benjamin Parsons, each a person named as having prepared or certified a portion of a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated by reference and whose profession or business gives authority to such report, valuation, statement or opinion, resides outside of Canada.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

THE COMPANY

Aris Mining is a corporation governed by the BCBCA. The Company’s head office is located at Suite 2400, 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3 and its registered office is located at Suite 2900, 550 Burrard Street, Vancouver, British Columbia, V6C 0A3.

Aris Mining is a gold producer with operations and growth projects in Colombia, Guyana, and Canada. The Company operates two gold mines in Colombia: (a) the Segovia Operations, a group of high-grade underground gold mines in Antioquia, Colombia (the “Segovia Operations”), which also includes a 2,000 tonnes per day gold processing plant, a polymetallic plant, and several small-scale mining operations under contract with Aris Mining; and (b) the Marmato Mine, an underground gold-silver operation in Caldas, Colombia (the “Marmato Mine”), which includes the narrow vein mining operations on Levels 16 through 22 (the “Upper Mine”) and the Lower Mine, currently under construction, which is designed to mine wider porphyry-style gold mineralization below Level 22 (the “Lower Mine”). In 2023, the Segovia Operations and Marmato Upper Mine produced a combined 226,000 ounces of gold. The Segovia Operations processing plant is being expanded from 2,000 tonnes per day to 3,000 tonnes per day. The Marmato Mine is expected to produce over 160,000 ounces per year, following completion of the Lower Mine and a ramp up period.

Aris Mining also has two key development projects, the Soto Norte and Toroparu Projects, and a third project in Canada, the Juby Project. The Company holds a 51% interest and is the joint venture operator of the Soto Norte Project, an advanced-stage underground gold and copper project in Santander, Colombia (the “PSN”), where environmental assessment and other studies are underway. In Guyana, Aris Mining owns the Toroparu Project, a gold-copper project in the Cuyuni-Mazaruni Region (the “Toroparu Project”) where development optimization studies are underway. The Company also owns the Juby exploration-stage property in Ontario, Canada (the “Juby Project”).

The Company’s corporate offices are located in Vancouver, Canada and in Bogotá, Colombia with additional offices in Medellín, Colombia and in Georgetown, Guyana.

Further information regarding the business of the Company, its operations and mines can be found in the documents incorporated herein by reference.

RECENT DEVELOPMENTS

On June 28, 2024, Aris Mining announced that it had completed the acquisition of an additional 31% interest in the PSN, increasing its total ownership in the joint venture to 51% (the “Soto Norte Transaction”). The PSN is one of the largest undeveloped underground gold projects in South America. The acquisition was completed pursuant to a binding agreement with MDC Industry Holding Company LLC (“Mubadala”), a wholly-owned subsidiary of the Abu Dhabi based investment company Mubadala Investment Company PJSC. In connection with the Soto Norte Transaction, the Joint Venture Agreement related to the PSN was amended to account for this change in ownership.

Pursuant to the Soto Norte Transaction:

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Aris Mining issued 15,750,000 Common Shares to Mubadala, which Common Shares are subject to a 12-month hold period. An additional 6,000,000 Common Shares is expected to be issued to Mubadala upon receipt of an environmental license for the PSN.

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Mubadala is retaining a 49% interest in the PSN, and Aris Mining will solely fund certain operating costs on behalf of the joint venture during the pre-licensing period. Non-operating and project construction costs will be funded on a pro-rata ownership basis. Aris Mining will continue to be the operator of the PSN.

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Aris Mining and Mubadala have a mutual right-of-first-offer should a partner choose to exit the joint venture. The previous option to acquire an additional 30% interest in the PSN, held by Aris Mining prior to the completion of this transaction, was terminated.

In March 2022, Aris Mining disclosed the results of mineral resource and reserve estimates and a feasibility study for the PSN in a NI 43-101 compliant technical report with an effective date of January 1, 2021. In 2023, Aris Mining commissioned a technical and economic assessment of the PSN that considered a scaled-down mining concept from what was envisioned under the current technical report. Aris Mining is now commissioning a new pre-feasibility study and NI 43-101 compliant technical report for the scaled-down concept, both of which are expected to be completed in Q1 2025.

On April 8, 2024, Aris Mining appointed Oliver Dachsel as Senior Vice President, Capital Markets and Richard Orazietti as Chief Financial Officer, effective May 16, 2024.

There have been no material developments in the business of the Company since March 6, 2024, the date of the Company’s AIF, which have not been disclosed in this Prospectus or the documents incorporated by reference herein.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, we currently intend to use the net proceeds from the sale of our securities to advance our business objectives outlined herein, including working capital requirements and capital projects, future growth initiatives, for the exploration and development of the Company’s mineral properties in Colombia, and to refinance the Company’s outstanding debt. More detailed information regarding the use of proceeds from the sale of Securities, including any determinable milestones at the applicable time, will be described in any applicable Prospectus Supplement. We may also, from time to time, issue securities otherwise than pursuant to a Prospectus Supplement to this Prospectus.

DIVIDENDS OR DISTRIBUTIONS

On August 13, 2020, the Company announced that its board of directors (the “Board”) approved the initiation of the Company’s quarterly dividend program of C$0.015 per Common Share, and on November 11, 2020, the Company announced that the Board had approved a monthly dividend of C$0.015 per Common Share. Upon completion of the acquisition of Aris Gold Corporation (“Aris Gold”) on September 26, 2022, the Company ceased paying dividends and is instead focusing on deploying cash flow to advance its high-return growth opportunities within the Company. Except as otherwise disclosed herein or pursuant to the 2026 Unsecured Notes, the 2027 Aris Holdings Notes, the TSX’s policies and the BCBCA, there are no restrictions on the Company that would prevent it from paying a dividend or distribution; however, the Company does not currently have a dividend or distribution policy in place.

PLAN OF DISTRIBUTION

The Company may sell Securities (i) to underwriters or dealers purchasing as principal, (ii) directly to one or more purchasers pursuant to applicable statutory exemptions, (iii) through agents for cash or other consideration or (iv) in connection with an acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The Securities may be sold from time to time in one or more transactions at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers. Prices may also vary as between purchasers and during the period of distribution of Securities. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

The Prospectus Supplement for any Securities being offered will set forth the terms of the offering of those Securities, including the name or names of any underwriters, dealers or agents, the purchase price of Securities, the proceeds to the Company from the sale if determinable, any underwriting or agency fees or discounts and other items constituting underwriters’ or agents’ compensation, any public offering price including the manner of determining such public offering price in the case of a non-fixed price distribution, and any discounts or concessions allowed or re-allowed or paid to dealers or agents. Only underwriters named in the relevant Prospectus Supplement are deemed to be underwriters in connection with Securities offered by that Prospectus Supplement.

Underwriters, dealers or agents may make sales of Securities in privately negotiated transactions and/or any other method permitted by law. In connection with any offering of Securities, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be commenced, interrupted or discontinued at any time.

If underwriters purchase Securities as principals, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed, or re-allowed, or paid to dealers may be changed from time to time.

Securities may also be sold directly by the Company at prices and upon terms agreed to by the purchaser and the Company through agents designated by the Company from time to time. Any agent involved in the offering and sale of Securities pursuant to this Prospectus will be named, and any commissions payable by the Company to that agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best-efforts basis for the period of its appointment.

The Company may agree to pay the underwriters a commission, or the dealers or agents a fee, for various services relating to the issue and sale of any Securities offered by this Prospectus. Any such commission or fee will be paid out of the proceeds of a particular offering or the Company’s general funds. Underwriters, dealers and agents who also participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

The plan of distribution with respect to an offering of Securities under this Prospectus will be described in the Prospectus Supplement for the applicable distribution of Securities.

CONSOLIDATED CAPITALIZATION

Since June 30, 2024, the date of our most recently published financial statements, there have been no material changes in our consolidated share and loan capital. Information relating to any issuances of our Common Shares within the previous twelve-month period will be provided as required in any applicable Prospectus Supplement under the heading “Prior Sales”.

EARNINGS COVERAGE RATIO

If we offer Debt Securities having a term to maturity in excess of one year under this Prospectus and any applicable Prospectus Supplement, the applicable Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Securities.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of an unlimited number of Common Shares without par value and up to 12,000,000 Preferred Shares without par value (the “Preferred Shares”), of which up to 1,000 Series 1 Preferred Shares (the “Series 1 Preferred Shares”) are authorized. As of the date of this Prospectus, there are 170,608,452 Common Shares and 1,000 Series 1 Preferred Shares issued and outstanding.

DESCRIPTION OF COMMON SHARES

The following is a summary of the special rights and restrictions that attach to the Common Shares. Any alteration of the special rights and restrictions attached to the Common Shares must be approved by at least two-thirds of the shareholders voting at a meeting of our shareholders and, if required, approval of at least two-thirds of the shareholders voting separately by class or series.

The holders of the Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of shareholders (other than meetings at which only holders of another class or series of shares are entitled to vote). Each Common Share carries the right to one vote. Subject to the rights of the Preferred Shares, the holders of the Common Shares are entitled to receive dividends declared by the Board in respect of the Common Shares and all dividends shall be declared and paid in equal amounts per Common Share. Subject to the rights of the Preferred Shares, in the event of the liquidation, dissolution or winding-up of the Company, the holders of the Common Shares will be entitled to share equally in all of the remaining property and assets of the Company available for distribution. There are no pre-emptive rights attached to the Common Shares.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees (the “Trustee”) that may be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the Registration Statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The Company may issue Debt Securities, separately or together, with Common Shares, Convertible Securities, Warrants, Subscription Receipts or Units or any combination thereof, as the case may be.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the title of the Debt Securities;

•	the aggregate principal amount of the Debt Securities;

•	the percentage of principal amount at which the Debt Securities will be issued;

•	whether payment on the Debt Securities will be senior or subordinated to, or rank pari passu with, the Company’s other liabilities or obligations;

•	whether the payment of the Debt Securities will be guaranteed by any other person;

•

the date or dates, or the methods by which such dates will be determined or extended, on which the Company may issue the Debt Securities and the date or dates, or the methods by which such dates will be determined or extended, on which the Company will pay the principal and any premium on the Debt Securities and the portion (if less than the principal amount) of Debt Securities to be payable upon a declaration of acceleration of maturity;

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whether the Debt Securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which the Company will pay interest and the record dates for interest payments or the methods by which such dates will be determined or extended;

•	the place or places the Company will pay principal, premium, if any, and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer or exchange;

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whether and under what circumstances the Company will be required to pay any additional amounts for withholding, or deduction for, Canadian taxes with respect to the Debt Securities, and whether and on what terms the Company will have the option to redeem the Debt Securities rather than pay the additional amounts;

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whether the Company will be obligated to redeem or repurchase the Debt Securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

•	whether the Company may redeem the Debt Securities at its option and the terms and conditions of any such redemption;

•	the denominations in which the Company will issue any registered Debt Securities, if other than denominations of US$2,000 and any multiple of US$1,000 in excess thereof;

•	whether the Company will make payments on the Debt Securities in a currency or currency unit other than U.S. dollars or by delivery of its Common Shares or other property;

•	whether payments on the Debt Securities will be payable with reference to any index or formula;

•	whether the Company will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

•	whether the Company will issue the Debt Securities as unregistered securities (with or without coupons), registered securities or both;

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the periods within which and the terms and conditions, if any, upon which the Company may redeem the Debt Securities prior to maturity and the price or prices of which, and the currency or currency units in which, the Debt Securities are payable;

•	any changes or additions to events of default or covenants;

•	the applicability of, and any changes or additions to, the provisions for defeasance of the Debt Securities;

•	whether the holders of any series of Debt Securities have special rights if specified events occur;

•	the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

•	rights, if any, on a change of control;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

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any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion, the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF CONVERTIBLE SECURITIES

This description sets forth certain general terms and provisions that could apply to any Convertible Securities that the Company may issue pursuant to this Prospectus. The Company will provide particular terms and provisions of a series of Convertible Securities, and a description of how the general terms and provisions described below may apply to that series, in a Prospectus Supplement.

The Convertible Securities will be convertible or exchangeable into Common Shares and/or other Securities. The Convertible Securities convertible or exchangeable into Common Shares and/or other Securities may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the agreement, indenture or other instrument pursuant to which such Convertible Securities will be created and issued. The following sets forth the general terms and provisions of such Convertible Securities under this Prospectus.

The particular terms of each issue of such Convertible Securities will be described in the related Prospectus Supplement. This description will include, where applicable:

•	the number of such Convertible Securities offered;

•	the price at which such Convertible Securities will be offered;

•	the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities;

•	the number of Common Shares and/or other Securities that may be issued upon the conversion or exchange of such Convertible Securities;

•	the period or periods during which any conversion or exchange may or must occur;

•	the designation and terms of any other Convertible Securities with which such Convertible Securities will be offered, if any;

•	the gross proceeds from the sale of such Convertible Securities; and

•	any other material terms and conditions of such Convertible Securities.

DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares (the “Equity Warrants”) or for the purchase of Debt Securities (the “Debt Warrants”) that may be offered by the Company pursuant to this Prospectus.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements governing the Warrants being offered. The Warrant agent is expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by us with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

Equity Warrants

The particular terms of each issue of Equity Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of the Equity Warrants;

•	the price at which the Equity Warrants will be offered;

•	the currency or currencies in which the Equity Warrants will be offered;

•	the date on which the right to exercise the Equity Warrants will commence, and the date on which the right will expire;

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the class and/or number of Common Shares that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Equity Warrant;

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the terms of any provisions allowing for adjustment in (i) the class and/or number of Common Shares or other securities or property that may be purchased, (ii) the exercise price per Common Share or (iii) the expiry of the Equity Warrants;

•	whether the Company will issue fractional shares;

•	the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each security;

•	the date or dates, if any, on or after which the Equity Warrants and the related Securities will be transferable separately;

•	any minimum or maximum number of Equity Warrants that may be exercised at any one time;

•	whether the Equity Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	whether the Company has applied to list the Equity Warrants and/or the related Common Shares on a stock exchange; and

•	any other material terms or conditions of the Equity Warrants.

Debt Warrants

The particular terms of each issue of Debt Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Debt Warrants;

•	the price at which the Debt Warrants will be offered;

•	the currency or currencies in which the Debt Warrants will be offered;

•	the designation and terms of any Securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each security;

•	the date or dates, if any, on or after which the Debt Warrants and the related Securities will be transferable separately;

•

the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

•	the date on which the right to exercise the Debt Warrants will commence, and the date on which the right will expire;

•	the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

•	whether the Debt Warrants will be subject to redemption and, if so, the terms of such redemption provisions; and

•	any other material terms or conditions of the Debt Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

This section describes the general terms that will apply to Subscription Receipts that may be offered by the Company pursuant to this Prospectus.

Subscription Receipts may be offered separately or together with other Securities, as the case may be. A copy of the subscription receipt agreement relating to an offering of Subscription Receipts will be filed by the Company with the relevant securities regulatory authorities in each of the provinces of Canada (other than Québec) after we have entered into it. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered;

•	the procedures for the exchange of the Subscription Receipts into Common Shares, Debt Securities and/or Warrants;

•	the number of Common Shares, Debt Securities and/or Warrants that may be exchanged upon exercise of each Subscription Receipt;

•	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;

•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon; and

•	any other material terms and conditions of the Subscription Receipts.

DESCRIPTION OF UNITS

The Company may issue Units comprised of one or more of the other Securities described herein in any combination. The Prospectus Supplement relating to the particular Units offered thereby will describe the terms of such Units and, as applicable, the terms of such other Securities.

Each Unit is expected to be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit is expected to have the rights and obligations of a holder of each included security. The Unit agreement under which a Unit is issued, as the case may be, may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable Prospectus Supplement may describe:

•	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

•	any other material terms and conditions of the Units.

The preceding description and any description of Units in an applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

PRIOR SALES

Information in respect of Common Shares, or securities that are convertible or exchangeable into Common Shares, we issued within the previous twelve-month period of any Prospectus Supplement will be provided as required in such Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed on the TSX under the symbol “ARIS” and on the NYSE American under the symbol “ARMN”. The following tables set forth information relating to the trading and quotation of the Common Shares on the TSX and the NYSE American, for the months indicated.

	Toronto Stock Exchange			NYSE American
	High	Low	Volume	High	Low	Volume
	(C$)			(US$)
September 1 - 24, 2024	C$6.97	C$5.72	12,888,766	US$5.03	US$4.20	22,984,630
August 2024	C$6.39	C$5.23	15,089,519	US$4.89	US$3.63	7,511,507
July 2024	C$6.38	C$5.15	9,342,657	US$4.67	US$3.70	5,124,455
June 2024	C$6.25	C$5.13	9,358,475	US$4.59	US$3.74	5,123,421
May 2024	C$6.21	C$5.30	14,012,091	US$4.56	US$3.88	9,176,975
April 2024	C$5.70	C$4.79	13,648,880	US$4.15	US$3.49	7,281,439
March 2024	C$4.88	C$3.745	8,094,875	US$3.61	US$2.753	4,627,191
February 2024	C$4.28	C$3.75	3,380,267	US$3.21	US$2.75	1,386,946
January 2024	C$4.55	C$3.68	5,810,621	US$3.44	US$2.73	2,470,919
December 2023	C$4.65	C$3.91	5,305,974	US$3.54	US$2.88	2,645,400
November 2023	C$4.47	C$3.23	4,541,716	US$3.45	US$2.32	1,938,200
October 2023	C$3.56	C$2.97	2,715,819	US$2.61	US$2.16	706,500
September 2023[1]	C$3.49	C$2.88	3,794,630	US$2.78	US$2.19	935,800

(1)	The Common Shares commenced trading on the NYSE American on September 14, 2023.

Trading price and volume of the Company’s securities will be provided as required in any applicable Prospectus Supplement to this Prospectus.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences.

The applicable prospectus supplement may describe certain Canadian federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder generally applicable to investors, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

The applicable Prospectus Supplement may describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended), including, to the extent applicable, any such consequences relating to the Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

An investment in the Securities offered hereby involves a high degree of risk and should be regarded as speculative due to the nature of the business. Information regarding the risks affecting Aris Mining and its business is provided in the documents incorporated by reference in this Prospectus, including in Aris Mining’s most recent AIF under the heading “Risk Factors”. See “Documents Incorporated by Reference”. Risk factors relating to the Securities are discussed below and additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. The risk factors discussed therein and herein, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information or statements relating to the Company, or its business, property or financial results, each of which could cause purchasers of our Securities to lose part or all of their investment. The risks set out below are not the only risks we face. Risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects. In addition to the other information contained in this Prospectus, you should also refer to the risk factors and other information set forth or incorporated by reference in this Prospectus or any applicable Prospectus Supplement, including our Annual Financial Statements, and related notes.

Risks Related to the Securities

Future sales or issuances of debt or equity securities could decrease the value of any existing Common Shares, dilute investors’ voting power, reduce our earnings per share and make future sales of our equity securities more difficult.

We may sell or issue additional debt or equity securities in offerings to finance our operations, exploration, development, acquisitions or other projects. We cannot predict the size of future sales and issuances of debt or equity securities or the effect, if any, that future sales and issuances of debt or equity securities will have on the market price of the Common Shares.

Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in the Company’s earnings per share. Sales of our Common Shares by shareholders might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

Market price of Common Shares.

The market price of the Common Shares could fluctuate significantly. The market price of the Common Shares may fluctuate based on a number of factors, including:

•	the Company’s operating performance and the performance of competitors and other similar companies;

•	the prices for gold, silver and copper;

•	the market’s reaction to the issuance of securities or to other financing;

•	changes in general economic conditions;

•	the number of the Common Shares outstanding;

•	the arrival or departure of key personnel; and

•	acquisitions, strategic alliances or joint ventures involving the Company or its competitors.

In addition, the market price of the Common Shares is affected by many variables not directly related to the Company’s success and not within the Company’s control, including developments that affect the industry as a whole, the breadth of the public market for the Common Shares, and the attractiveness of alternative investments. In addition, securities markets have recently experienced an extreme level of price and volume volatility, and the market price of securities of many companies has experienced wide fluctuations which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. As a result of these and other factors, the share price of the Common Shares may be volatile in the future.

Future sales by existing shareholders could cause our share price to fall.

Future sales of Common Shares by shareholders of the Company could decrease the value of the Common Shares. We cannot predict the size of future sales by shareholders of the Company, or the effect, if any, that such sales will have on the market price of the Common Shares. Sales of a substantial number of Common Shares, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares.

We may not pay any cash dividends in the future.

The Company does not currently have a dividend or distribution policy in place and there is no certainty as to the amount of any dividend or that any dividend may be declared in the future. See “Dividends or Distributions”.

Use of proceeds.

While detailed information regarding the use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement, the Company will have broad discretion in the actual application of the net proceeds and may elect to allocate proceeds differently from that described in such Prospectus Supplement if it believes it would be in its best interests to do so as circumstances change. You may not agree with how the Company allocates or spends the proceeds from the sale of Securities. The failure by the Company to apply these funds effectively could have a material adverse effect on the Company’s business, financial condition and results of operations.

There is no assurance of a sufficient liquid trading market for the Common Shares in the future.

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Company’s Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX and the NYSE American or achieve listing on any other public listing exchange.

There is currently no market through which the Securities, other than our Common Shares, may be sold.

There is currently no market through which the Securities, other than our Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Convertible Securities, Warrants, Subscription Receipts, or Units will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell such Debt Securities, Convertible Securities, Warrants, Subscription Receipts, or Units purchased under this Prospectus. This may affect the pricing of the Securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than our Common Shares, will develop or, if developed, that any such market, including for our Common Shares, will be sustained.

The Debt Securities may be unsecured and will rank equally in right of payment with all of our other future unsecured debt.

The Debt Securities may be unsecured and will rank equally in right of payment with all of our other existing and future unsecured debt. The Debt Securities may be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the Debt Securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

In addition, the collateral, if any, and all proceeds therefrom, securing any Debt Securities may be subject to higher priority liens in favor of other lenders and other secured parties which may mean that, at any time that any obligations that are secured by higher ranking liens remain outstanding, actions that may be taken in respect of the collateral (including the ability to commence enforcement proceedings against the collateral and to control the conduct of such proceedings) may be at the direction of the holders of such indebtedness.

INTERESTS OF EXPERTS

The following are the persons or companies who were named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated by reference and whose profession or business gives authority to such report, valuation, statement or opinion made by the person or company:

•	Pamela De Mark, P.Geo, Senior Vice President, Geology and Exploration of the Company;

•	Inivaldo Diaz, CP, Vice President, ASM of the Company’s Colombian operations;

•	Cornelius Lourens, FAusIMM, Senior Vice President, Technical Services of the Company;

•	Benjamin Parsons, MAusIMM (CP) of SRK Consulting (U.S.), Inc.;

•	Anton Chan, P.Eng. of SRK Consulting (U.S.), Inc.;

•	Brian Prosser, PE, SME-RM of SRK Consulting (U.S.), Inc.;

•	Joanna Poeck, SME-RM, MMSAQP of SRK Consulting (U.S.), Inc.;

•	Eric J. Olin, SME-RM, MAusIMM of SRK Consulting (U.S.), Inc.;

•	Fredy Henriquez, SME-RM, ISRM, formerly of SRK Consulting (U.S.), Inc.;

•	David Hoekstra, PE, NCEES, SME-RM of SRK Consulting (U.S.), Inc.;

•	Mark Allan Willow, CEM, SME-RM of SRK Consulting (U.S.), Inc.;

•	Vladimir Ugorets, MMSA of SRK Consulting (U.S.), Inc.;

•	SRK Consulting (U.S.), Inc., employer of Colleen Crystal, PE, GE;

•	Kevin Gunesch, B.Eng., PE of SRK Consulting (U.S.), Inc.;

•	Tommaso Roberto Raponi, P.Eng. of Ausenco Engineering;

•	David Bird, PG, SME-RM of Piteau Associates;

•	Chris Bray, BEng, MAusIMM (CP) of SRK Consulting (UK) Limited;

•	Robert Anderson P.Eng of Proyecto Soto Norte;

•	Dr John Willis PhD, BE (MET), MAusIMM (CP) of SRK Consulting (UK) Limited;

•	Dr Henri Sangam, formerly of AtkinsRealis (formerly known as SNC-Lavalin Inc.);

•	Ekow Taylor, FAusIMM(CP), formerly of Mining Plus Pty Ltd.;

•	Maria Muñoz, MAIG of Mining Plus Perú S.A.C.; and

•	Karl Haase, P.Eng. of Sedgman Canada Ltd.

As at the date hereof, to the best knowledge of the Company, the aforementioned persons, and the directors, officers and employees in the aggregate, as applicable, of the aforementioned companies, each held less than one percent of the securities of the Company when they prepared the technical report or technical information referred to above and as at the date hereof and they did not receive any direct or indirect interest in any securities or other property of the Company or of any associate or affiliate of the Company in connection with the preparation of such report. Each of the aforementioned persons is, or was at the time such person prepared or certified the relevant report under NI 43-101 or approved the relevant scientific and technical information, a “qualified person” within the meaning of NI 43-101.

As at the date hereof, other than as set out above, none of the aforementioned persons is or is currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associate or affiliate of the Company.

WELL-KNOWN SEASONED ISSUER

On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada each independently adopted a series of substantively harmonized blanket orders, including British Columbia Instrument 44-503 – Exemption from Certain Prospectus Requirements for Canadian Well-known Seasoned Issuers (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, collectively, the “WKSI Blanket Orders”). The WKSI Blanket Orders were adopted to reduce the regulatory burden for certain large, established reporting issuers with strong disclosure records associated with certain prospectus requirements under NI 44-101 and NI 44-102. The WKSI Blanket Orders came into force on January 4, 2022 and allow “well-known seasoned issuers” or “WKSIs” to file a final short form base shelf prospectus as the first public step in an offering and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.

LEGAL MATTERS

Certain legal matters related to our securities offered by this Prospectus will be passed upon on our behalf by Fasken Martineau DuMoulin LLP, and certain legal matters relating to United States law in connection with the issuance of securities offered by this Prospectus will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Auditors

Our auditors are KPMG LLP, having an address at 777 Dunsmuir St, Vancouver, BC V7Y 1K3.

KPMG LLP has confirmed with respect to the Company that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations, and also that they are independent accountants with respect to the Company under all relevant United States professional and regulatory standards.

Transfer Agents, Registrars or Other Agents

The transfer agent and registrar for the Common Shares in Canada is Odyssey Trust Company, at its principal offices in Vancouver, British Columbia.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the documents referred to in “Documents Incorporated by Reference”; (ii) the consents of auditors, counsel and any experts identified herein, if applicable; (iii) powers of attorney of the directors and officers of the Company; and (iv) a copy of the form of Indenture for Debt Securities. A copy of any applicable form of warrant indenture, subscription receipt agreement or statement of eligibility of the Trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed with or furnished to the SEC under the U.S. Exchange Act.

PART II

INFORMATION NOT REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (British Columbia) (the “BCA”), a corporation may indemnify, among others, a present or former director or officer of the corporation, an individual who is or was a director or officer of another corporation at the request of the corporation or if, at the time, such other corporation is or was an affiliate of the corporation, or an individual acting in a similar capacity for another entity at the request of the corporation, which we refer to as an eligible party, against all judgments, penalties or fines, amounts paid in settlement of an eligible proceeding, and after final disposition may pay all costs, charges and expenses actually and reasonably incurred by him or her, in respect of any legal proceeding or other investigative action in which he or she is involved because of that association with the corporation or other applicable entity, if, among other things: (1) in relation to the subject matter of the claim, the individual acted honestly and in good faith with a view to the best interests of such corporation or such other applicable entity, as the case may be; and (2) in the case of a proceeding other than a civil proceeding, the individual had reasonable grounds for believing that the individual’s conduct was lawful. After final disposition of any legal proceeding or other investigative action in which an eligible party is involved because of such association with the corporation or such other applicable entity, a corporation must pay all costs, charges, and expenses actually and reasonably incurred by him or her, if he or she has not been reimbursed for those expenses and is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding. A corporation cannot indemnify an eligible party if it is prohibited from doing so under its articles, even if it had agreed to do so by an indemnification agreement (provided that the articles prohibited indemnification when the indemnification agreement was made). A corporation may advance the expenses of an eligible party as they are incurred in an eligible proceeding only if the eligible party has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the eligible party will repay any amounts advanced. On application from the corporation or an eligible party, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of liabilities or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. A corporation may purchase and maintain insurance for the benefit of eligible parties against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or an individual acting in a similar capacity, the corporation or the other applicable entity.

The amended articles of the Registrant (the “Amended Articles”) require the Registrant to indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Subject to the BCA, the Registrant may also indemnify any other person. In addition, the Amended Articles specify that failure of an eligible party to comply with the provisions of the BCA or Amended Articles, or if applicable, any former legislation or articles, will not invalidate any indemnity to which he or she is entitled. The Amended Articles also allow for the Registrant to purchase and maintain insurance for the benefit of specified eligible parties.

The Registrant has entered into agreements with its directors and certain officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being or having been (i) an officer or director of the Registrant or (ii) an officer or director of another corporation, or a similar role with another entity, including a partnership, trust, joint venture or other unincorporated entity, if the Indemnitee serves such organization at the Registrant’s request.

The Registrant has purchased insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

Exhibits

Exhibit Number	Description

4.1	Annual information form of the Registrant for the year ended December 31, 2023, dated March 6, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 40-F (File No. 001-41794), filed with the Commission on March 7, 2024 (the “Form 40-F”))

4.2	Management’s discussion and analysis of the Registrant for the years ended December 31, 2023 and 2022 (incorporated by reference to Exhibit 99.2 to the Form 40-F)

4.3	Consolidated financial statements of the Registrant for the years ended December 31, 2023 and 2022 (incorporated by reference to Exhibit 99.3 to the Form 40-F)

4.4	Management’s discussion and analysis of the Registrant for the three and six months ended June 30, 2024 and 2023 (incorporated by reference to Exhibit 99.1 to the Form 6-K (File No. 001-41794), filed with the Commission on August 13, 2024)

4.5	Condensed consolidated interim financial statements of the Registrant for the three and six months ended June 30, 2024 and 2023 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K (File No. 001-41794), filed with the Commission on August 13, 2024)

4.6	Management information circular of the Registrant dated April 3, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K (File No. 001-41794), filed with the Commission on April 8, 2024)

5.1	Consent of KPMG LLP

5.2	Consent of SRK Consulting (U.S.), Inc.

5.3	Consent of SRK Consulting (UK) Limited

5.4	Consent of David Bird, PG, SME-RM

5.5	Consent of Dr. Henri Sangam, Ph.D., P.Eng.

5.6	Consent of Robert Anderson, P.Eng.

5.7	Consent of Tommaso Roberto Raponi, P.Eng.

5.8	Consent of Ekow Taylor, FAusIMM (CP)

5.9	Consent of Maria Muñoz, MAIG

5.10	Consent of Karl Haase, P.Eng.

5.11	Consent of Pamela De Mark, P.Geo.

5.12	Consent of Inivaldo Diaz, CP

5.13	Consent of Cornelius Lourens, FAusIMM

6.1	Powers of attorney (included on the signature pages of the Registration Statement)

7.1	Form of Indenture

107	Filing Fee Table

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 25th day of September, 2024.

ARIS MINING CORPORATION

By:	/s/ Neil Woodyer
Name: Neil Woodyer
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Neil Woodyer, Richard Orazietti and Ashley Baker, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Neil Woodyer	Chief Executive Officer and Director	September 25, 2024
Neil Woodyer	(Principal Executive Officer)

/s/ Richard Orazietti	Chief Financial Officer	September 25, 2024
Richard Orazietti	(Principal Financial and Accounting Officer)

/s/ Ian Telfer	Chair	September 25, 2024
Ian Telfer

/s/ Germán Arce	Director	September 25, 2024
Germán Arce

/s/ Daniela Cambone	Director	September 25, 2024
Daniela Cambone

/s/ Mónica de Greiff	Director	September 25, 2024
Mónica de Greiff

/s/ Gonzalo Hernández Jiménez	Director	September 25, 2024
Gonzalo Hernández Jiménez

/s/ David Garofalo	Director	September 25, 2024
David Garofalo

/s/ Attie Roux	Director	September 25, 2024
Attie Roux

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement, solely in its capacity as the duly authorized representative of Aris Mining Corporation in the United States, on this 25th day of September, 2024.

PUGLISI & ASSOCIATES
Authorized representative in the United States

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director